As filed with the U.S. Securities and Exchange Commission on August 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3435077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10240 Sorrento Valley Road, Suite 300

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

ATYR PHARMA, INC. 2015 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

ATYR PHARMA, INC. 2022 INDUCEMENT PLAN, AS AMENDED

(Full titles of the plans)

Sanjay S. Shukla, M.D., M.S.

President, Chief Executive Officer and Director

10240 Sorrento Valley Road, Suite 300

San Diego, CA 92121

(858) 731-8389

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by aTyr Pharma, Inc. (the “Registrant”) for the purpose of registering an aggregate of 5,300,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), consisting of:

•
5,000,000 additional shares of Common Stock issuable pursuant to the Registrant’s 2015 Stock Option and Incentive Plan, as amended (the “2015 Plan”), pursuant to an amendment to the 2015 Plan approved by the stockholders of the Registrant on May 1, 2025; and

•
300,000 additional shares of Common Stock issuable pursuant to the Registrant’s 2022 Inducement Plan, as amended (the “Inducement Plan”), for an aggregate of 600,000 shares of Common Stock issuable under the Inducement Plan, pursuant to approval of the Compensation Committee of the Registrant’s Board of Directors on March 21, 2025.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant previously registered shares of its Common Stock for issuance under the 2015 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2015 (File No. 333-203955), April 1, 2016 (File No. 333-210543), March 22, 2017 (File No. 333-216880), March 23, 2018 (File No. 333-223865), May 20, 2019 (File No. 333-231594), August 18, 2020 (File No. 333-248090), May 14, 2021 (File No. 333- 256145), May 11, 2022 (File No. 333-264866), August 10, 2023 (File No. 333-273876) and August 13, 2024 (File No. 333-281525).

The Registrant previously registered shares of its Common Stock for issuance under the Inducement Plan under a Registration Statement on Form S-8 filed with the Commission on May 11, 2022 (File No. 333-264866).

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statements referenced above and the description of the Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A filed with the Commission on May 6, 2015 (File No. 001-37378) under Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on March 14, 2024.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

			Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-37378	3.1	November 14, 2022
4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant	8-K	001-37378	3.1	June 28, 2019
4.3	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant	10-Q	001-37378	3.3	May 12, 2020
4.4	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant	8-K	001-37378	3.1	May 4, 2021
4.5	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant	8-K	001-37378	3.1	April 29, 2022
4.6	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant	8-K	001-37378	3.1	May 19, 2023
4.7	Amended and Restated Bylaws of the Registrant	10-Q	001-37378	3.6	November 14, 2022
4.8	Specimen Common Stock Certificate	S-1/A	333-203272	4.1	April 27, 2015
5.1	Opinion of Cooley LLP	—	—	—	Filed herewith
23.1	Consent of Cooley LLP (included in Exhibit 5.1)	—	—	—	Filed herewith
23.2	Consent of Independent Registered Public Accounting Firm	—	—	—	Filed herewith
24.1	Power of Attorney (included on the signature page hereto)	—	—	—	Filed herewith
99.1	aTyr Pharma, Inc. 2015 Stock Option and Incentive Plan, as amended	8-K	001-37378	10.1	May 6, 2025
99.2	aTyr Pharma, Inc. 2022 Inducement Plan, as amended	10-Q	001-37378	10.2	August 7, 2025
107	Filing Fee Table	—	—	—	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, this 7th day of August, 2025.

ATYR PHARMA, INC.

By:	/s/ Sanjay S. Shukla
Sanjay S. Shukla, M.D., M.S.
President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of aTyr Pharma, Inc., hereby severally constitute and appoint Sanjay S. Shukla, M.D., M.S. and Jill M. Broadfoot, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for their and in their name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Sanjay S. Shukla	President, Chief Executive Officer and Director	August 7, 2025
Sanjay S. Shukla, M.D., M.S.	(Principal Executive Officer)

/s/ Jill M. Broadfoot	Chief Financial Officer	August 7, 2025
Jill M. Broadfoot	(Principal Financial and Accounting Officer)

/s/ Timothy P. Coughlin	Chairman of the Board	August 7, 2025
Timothy P. Coughlin

/s/ Eric Benevich	Director	August 7, 2025
Eric Benevich

/s/ Jane A. Gross	Director	August 7, 2025
Jane A. Gross, Ph.D.

/s/ Svetlana Lucas	Director	August 7, 2025
Svetlana Lucas, Ph.D.

/s/ Paul Schimmel	Director	August 7, 2025
Paul Schimmel, Ph.D.

/s/ Sara L. Zaknoen	Director	August 7, 2025
Sara L. Zaknoen, M.D.